UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023 (September 5, 2023)

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33672	52-2007292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 El Camino Real Suite 5200
Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure set forth in Item 5.02 of this Current Report on Form 8-K to the extent required by this Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the issuance of the Inducement Grants to Mitchell Jones, M.D., Ph.D. are incorporated by reference into this Item 3.02. The Inducement Grants are exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mitchell Jones, M.D., Ph.D. as Chief Medical Officer.

On September 11, 2023, Palisade Bio, Inc. (the “Company”) announced that Mitchell Jones, M.D., Ph.D. (“Dr. Jones”) has been appointed Chief Medical Officer effective September 5, 2023 (the “Effective Date”).

Dr. Jones, age 45, has over 16 years of medical and pharmaceutical experience directing translational and clinical activities for therapeutic product candidates in inflammatory bowel disease, metabolic disease, hepatic infectious disease, and oncology. During his career, Dr. Jones has served in a number of positions related to the strategy and development of novel therapies. From November 2022 until joining the Company, Dr. Jones served as VP, Corporate Development and Strategy for Chemomab, Inc. (Nasdaq: CMMB), a clinical stage biotechnology company focused on fibro-inflammatory diseases. Additionally, since November 2022, he has served in as a consultant for Novome Biotechnologies, Inc. and xBiome, Inc., both with development programs in inflammatory bowel disease. Additionally, from August 2020 through November 2022, Dr. Jones served as VP, Clinical Discovery and Development for Finch Therapeutics Group, Inc. (Nasdaq: FNCH), a company focused on developing immune modulating therapies including for serious GI infection and inflammatory bowel disease. From May 2015 through July 2020, Dr. Jones served as VP, Translational and Clinical Development for Biora Therapeutics, Inc. (Nasdaq: BIOR), a company focused on the development of targeted and local acting immune modulating therapies for the treatment of inflammatory bowel disease, where he assisted in securing over $100 million in investor capital. Dr. Jones holds a BS in Physiology, a Master of Biomedical Engineering, a Doctor of Medicine, and a Doctor of Biomedical Philosophy, all from McGill University in Canada.

There is no arrangement or understanding between Dr. Jones and any other person pursuant to which Dr. Jones was selected as the Company’s Chief Medical Officer. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Dr. Jones has a direct or indirect material interest. There are no family relationships between Dr. Jones and any of the directors or officers of the Company or any of its subsidiaries.

Employment Related Contracts

General Terms

On September 5, 2023, the Company and Dr. Jones entered into an at-will employment agreement (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Dr. Jones (i) will receive a base salary of $415,000 per year and will be eligible to receive an annual cash bonus based on the achievement of certain performance goals with a target of 40% of his base salary and (ii) will be eligible to receive an annual market-based stock option grant as determined by the Board of Directors of the Company (“Board”), or a committee thereof.

Inducement Grants

As an inducement to Dr. Jones’ employment, on September 5, 2023 (“Grant Date”) the Company issued Dr. Jones (i) an option to purchase 75,000 shares of the Company’s common stock (“Inducement Options”) and (ii) 54,700 restricted stock units (“Inducement RSUs”) (collectively, the Inducement Options and Inducement RSUs, the “Inducement Grants”). The Inducement Options (i) have a term of ten (10) years from the Grant Date, (ii) an exercise price per share of $0.6897, the closing price of the Company’s common stock on the Grant Date, and (iii) vest quarterly over three (3) years beginning on the Grant Date. The Inducement RSUs vest as follows: (i) 4,556 shares vest on November 6, 2023 (“Initial RSU Vest Date”) and (ii) the remaining 50,144 vest in equal installments over the following eleven (11) quarterly periods from the Initial RSU Vest Date. The Inducement Grants were issued pursuant to the Company’s 2021 Inducement Plan, as amended (the “Inducement Plan”) and in accordance with Nasdaq Listing Rule 5635(c)(4).

Severance Benefits

Pursuant to the terms of the Employment Agreement, if the Company terminates Dr. Jones’ employment without “Cause” or Dr. Jones resigns for “Good Reason,” as each term is defined in the Employment Agreement, Dr. Jones will be eligible for the continued payment of his base salary (in accordance with regular payroll practices) and COBRA benefits for nine (9) months following the termination date (collectively, the “Severance Benefits”).

In the event that the Company terminates Dr. Jones’ employment without “Cause” or Dr. Jones resigns for “Good Reason” within three (3) months immediately prior to or twelve (12) months after the effective date of a “Change in Control” as such term is defined in the Employment Agreement (the “Change in Control Period”), then in lieu of the Severance Benefits described above, Dr. Jones will be eligible for (i) a lump sum payment equal to the sum of (x) twelve (12) months of base salary plus (y) 100% of the target bonus in effect at the time of termination, (ii) the continued payment of COBRA benefits for twelve (12) months, and (iii) the immediately and full acceleration of 100% of outstanding equity awards that are subject to time-based vesting (collectively, the “Change in Control Severance Benefits”).

The Severance Benefits and Change in Control Severance Benefits, as applicable, are contingent on Dr. Jones entering into release of claims satisfactory to the Company.

Other Agreements

Dr. Jones also entered into the Company’s standard (i) confidential information and invention assignment agreement governing the ownership of any inventions and confidential information and (ii) indemnification agreement for the Company’s officers and directors.

The foregoing summary of certain terms of the Employment Agreement are qualified in their entirety by the terms of the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.01.

Departure of Herbert Slade, MD, FAAAI as the Company’s Chief Medical Officer

On September 5, 2023, in connection with the hiring of Dr. Jones as described in this Current Report on Form 8-K, Dr. Herbert Slade ceased to serve as the Company’s Chief Medical Officer. Dr. Slade will continue to provide services to the Company on a consulting basis.

Item 8.01 Other Events

On September 11, 2023, the Company issued a press release announcing (i) Dr. Jones’ appointment as Chief Medical Officer and (ii) the issuance of the Inducement Grants issued pursuant to the Inducement Plan to Dr. Jones. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.01.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.01	Form of Employment Agreement with Mitchell Jones, dated September 5, 2023
99.01	Press Release dated September 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 11, 2023	Palisade Bio, Inc.

		By:	/s/ J.D. Finley
J.D. Finley
Chief Executive Officer